FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105 Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant’s telephone number, including area code

Item 5. Other Events.

Exercise of Warrants; Private Placement of Securities

AVI BioPharma, Inc. (Nasdaq: AVII), on January 27, 2004 announced that the Additional Investment Rights Warrants issued in a December 8, 2004 financing pursuant to the company’s effective shelf registration covering 1,623,377 shares of common stock at an exercise price of $4.62 per were exercised generating gross proceeds to the Company of approximately $7.5 million.

AVI will issue to those institutional investors new five-year warrants to purchase 389,611 shares of AVI common stock at an exercise price of $5.50 per share (“2004 Purchase Warrants”). The 2004 Purchase Warrants will not be exercisable prior to July 24, 2004.  The additional securities will be issued pursuant to the company’s effective shelf registration statement.

A copy of the press release dated January 27, 2004, issued by the Company regarding these financings is attached hereto as Exhibit No. 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

1. Press release dated January 27, 2004 issued by the Company.

2. Form of 2004 Purchase Warrant to be issued by the Company to certain purchasers.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 29, 2004

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS
Alan P. Timmins
President and Chief Operating Officer
(Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Document Description
10.51	Form of 2004 Purchase Warrant issued by the Company
99.1	Press release dated January 27, 2004 issued by AVI BioPharma, Inc.